Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information and to the incorporation by reference of our report dated October 27, 2020, in the Registration Statement (Form N-1A) of Direxion Funds for the year ended August 31, 2020, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 201 under the Securities Act of 1933 (Registration No. 333-28697).
/s/ Ernst & Young LLP
Minneapolis, MN
December 22, 2020